SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2003

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	0-26551	56-2137427
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		number)

39 Second Street, NW, Hickory, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

(Former name or address, if changed since last report.)

Item 12. Regulation FD Disclosure

The following information is being furnished under Item 12 – Results of Operations and Financial condition: On September 11, 2003, Integrity Financial Corporation issued a press release announcing cash and stock dividends (the “Cash and Stock Dividends”). The Cash and Stock Dividends Press Release is attached as Exhibit 99 to this Current Report and is incorporated into this Item 12 by reference.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Integrity Financial Corporation goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Integrity Financial Corporation management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Integrity Financial Corporation’s control).

Integrity Financial Announces Cash and Stock Dividends

HICKORY – Integrity Financial Corporation, a financial services holding company that includes Catawba Valley Bank, Northwestern Bank and First Gaston Bank, approved cash and stock dividends during the September 9, 2003 board meeting.

Stockholders of record for Integrity Financial as of October 31, 2003 will receive the semiannual cash dividend of $0.08 per share, plus a stock dividend of 10 percent. The dividends will be paid November 15, 2003.

“Our banks have accomplished much this year, and we will share those results with our stockholders,” Integrity president Steve Aaron said. “We remain true to our mission of being strong community banks, and the response of our customers is overwhelmingly favorable.

“We promised that our growth would be positive for stockholders, and this, too, is tangible proof.”

Aaron noted that among the growth within recent months includes the acquisition of Northwestern Bank, the organization of a stand-alone securities office, and a conversion of in-house data processing that will save hundreds of thousands of dollars in operating costs over the next few years.

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“We also remain a leader in the pricing of products and services that meet the needs of individual communities,” Aaron added. “Despite a squeeze in interest margins and an additional rate cut by the Federal Reserve, we have enjoyed a healthy and profitable year.”

Catawba Valley Bank, based in Hickory, operates three Hickory offices, one in Newton-Conover, and a Mortgage Center. Additional offices in Statesville and Mooresville will open in October. Northwestern Bank, based in Wilkesboro and operating as a division of Catawba Valley Bank, operates offices in Wilkesboro, North Wilkesboro, Millers Creek, Taylorsville, West Jefferson and Boone. First Gaston Bank, based in Gastonia, operates offices in Gastonia, Belmont, Mt. Holly, Stanley and Dallas. The coverage area includes 17 offices over seven counties, all north and west of Charlotte.

For more information about each of the banks, subsidiaries, holding company, products, services, or stock information, call 888/894-2483.

September 12, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY FINANCIAL CORPORATION

By:	/s/ R. Steve Aaron

R. Steve Aaron President and Chief Executive Officer

Dated: September 11, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99-1	Press Release dated September 12, 2003

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